                                                                   EXHIBIT 99(c)

THIS NOTE HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES ADMINISTRATOR OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS NOTE IS SUBJECT TO THE TERMS OF A NOTE PURCHASE AGREEMENT DATED AS OF MARCH 26, 2003 AND MAY NOT BE TRANSFERRED OR SOLD EXCEPT AS PROVIDED THEREIN AND AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                              NEOPROBE CORPORATION

                       8.5% SENIOR NOTE DUE JUNE 30, 2004

$250,000.00                                                        April 2, 2003

         FOR VALUE RECEIVED, the undersigned, NEOPROBE CORPORATION (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Delaware hereby promises to pay to David C. Bupp, or registered assigns, the principal sum of $250,000.00 on June 30, 2004, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at the rate of 8.5% per annum from the date hereof, payable monthly in arrears, on the last day of each calendar month, commencing with the calendar month next succeeding the date hereof, until the principal hereof shall have become due and payable.

         Payments of principal of, and interest on this Note are to be made in lawful money of the United States of America at the address of the holder of this Note provided for receipt of notices under the Note Purchase Agreement referred to below or, at the option of the holder of this Note, in immediately available funds at any bank or other financial institution capable of receiving immediately available funds designated by the holder of this Note.

         This Note has been issued pursuant, and is subject, to an 8.5% Senior Secured Note Purchase Agreement, dated as of March 26, 2003, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof (the "NOTE PURCHASE AGREEMENT"), between the Company and the Purchaser named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (a) to have agreed to all of the terms of the Note Purchase Agreement and other agreements referenced therein, and (b) to have made the representations and warranties set forth in Sections 4.2 through 4.8 of the Note Purchase Agreement. This Note is secured, among other things, pursuant to the Security Agreement as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

         This Note may be prepaid at any time prior to maturity in whole or in part without premium or penalty.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

                                Page 1 of 2 pages

         This Note will be construed and enforced in accordance with and governed by the laws of the State of Ohio, without reference to principles of conflicts of law. Any controversy, claim or dispute arising out of or relating to this Note or the breach, termination, enforceability or validity of this Note, including the determination of the scope or applicability of the agreement to arbitrate set forth in this paragraph shall be determined exclusively by binding arbitration in the City of Columbus, Ohio. The arbitration shall be governed by the rules and procedures of the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules and its Supplementary Procedures for Large, Complex Disputes; provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law each of whom (a) is on the AAA's Large, Complex Case Panel or a Center for Public Resources ("CPR") Panel of Distinguished Neutrals, or has professional credentials comparable to those of the attorneys listed on such AAA and CPR Panels, and (b) has actively practiced law (in private or corporate practice or as a member of the judiciary) for at least 15 years in the State of Ohio concentrating in either general commercial litigation or general corporate and commercial matters. Any arbitration proceeding shall be before one arbitrator mutually agreed to by the parties to such proceeding (who shall have the credentials set forth above) or, if the parties are unable to agree to the arbitrator within 15 business days of the initiation of the arbitration proceedings, then by the AAA. No provision of, nor the exercise of any rights under, this paragraph shall limit the right of any party to request and obtain from a court of competent jurisdiction in the State of Ohio, County of Franklin (which shall have exclusive jurisdiction for purposes of this paragraph) before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right. Each of the parties hereby submits unconditionally to the exclusive jurisdiction of the state and federal courts located in the County of Franklin, State of Ohio for purposes of this provision, waives objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this paragraph in the same manner as provided for the giving of notice under the Note Purchase Agreement. Judgment upon the award rendered may be entered in any court having jurisdiction. The parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in the County of Franklin, State of Ohio for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum. The arbitrator shall have the power to award recovery of all costs (including attorneys' fees, administrative fees, arbitrators' fees and court costs) to the prevailing party. The arbitrator shall not have power, by award or otherwise, to vary any of the provisions of this Note.

                                    NEOPROBE CORPORATION

                                    By /s/ Brent L. Larson
                                       -------------------------------
                                       Brent L. Larson, Vice President
                                       of Finance

                                Page 2 of 2 pages